UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2005

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S.Employer Identification No.)

1341 West Mockingbird Lane Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

          The Indenture dated June 6, 2003 by and among Texas Industries, Inc. (the “Company”), the guarantors named therein and Wells Fargo Bank, National Association (the “Indenture”) was amended on June 22, 2005 pursuant to the Supplemental Indenture (defined below).  Therefore, the information under Item 8.01 of this Current Report is incorporated by reference herein.

Item 3.03          Material Modification to Rights of Security Holders.

          The Supplemental Indenture (defined below) will modify the rights of the holders of the Notes (defined below) when it becomes operative.  Therefore, the information under Item 8.01 of this Current Report is incorporated by reference herein.

Item 8.01          Other Events.

          On June 22, 2005, in connection with its previously announced cash tender offer for any and all of its $600,000,000 aggregate principal amount outstanding of 10¼% Senior Notes (the “Notes”) due 2011 and solicitation of consents to amend the Indenture governing the Notes, the Company issued a press release announcing that it had received the requisite consents from the holders of the Notes to approve certain amendments (the “Amendments”) to the Indenture.  On June 22, 2005, the Company and Wells Fargo Bank, National Association, the trustee under the Indenture, executed a supplemental indenture (the “Supplemental Indenture”) in the form attached hereto as Exhibit 4.1 which is incorporated herein by reference.  The Amendments will not become operative until the tendered Notes are accepted for payment by the Company, which is expected to occur on or about July 6, 2005.

Item 9.01          Financial Statements and Exhibits.

          (c)            Exhibits.

4.1	Supplemental Indenture dated as of June 22, 2005, by and between Texas Industries, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association.
99.1	Press Release dated June 22, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS INDUSTRIES, INC.

	By:	/s/ FREDERICK G. ANDERSON

Frederick G. Anderson
Vice President and General Counsel
Date: June 23, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture dated as of June 22, 2005, by and between Texas Industries, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association.
99.1	Press Release dated June 22, 2005.